SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 15, 2001
Date of Report
(Date of earliest event reported)

ADVANCED TECHNICAL PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-01298 (Commission File Number)	11-1581582 (I.R.S. Employer Identification No.)

200 MANSELL COURT, EAST, SUITE 505
ROSWELL, GEORGIA 30076
(Address of principal executive offices)(Zip Code)

(770) 993-0291
(Registrant's telephone number,
including area code)

NOT APPLICABLE
(Former name and former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On June 15, 2001, Advanced Technical Products, Inc. (the “Company”), a producer of advanced composite structures and chemical and biological defense systems, reported that the Company has finalized the sale of certain assets of its Alcore, Inc. (“Alcore”) subsidiary and the common stock of Alcore’s wholly owned French subsidiary, Alcore Brigantine to M.C. Gill Corporation for approximately $5 million. Advanced Technical Products, Inc. has retained certain assets of Alcore that are in the process of being liquidated. The net value of the liquidated assets could generate additional proceeds of approximately $1.7 to $2.7 million.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

Exhibit No.	Description
2.1*	Agreement for Purchase and Sale Of Assets dated as of May 15, 2001, by and among Advanced Technical Products, Inc., Alcore, Inc., and Alcore Acquisition Corp.

99.1	Press Release dated June 15, 2001
*Incorporated by reference to the Form 8-K of the Company dated May 30, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ADVANCED TECHNICAL PRODUCTS, INC. By: /s/ James P. Hobt —————————————— Name: James P. Hobt Title: Vice President & Chief Financial Officer

Dated: June 28, 2001 299499